UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 23, 2009
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 23, 2009, Herman Miller, Inc. (the "Company") entered into an Amended and Restated Credit Agreement with certain lenders, certain of the Company's subsidiaries, and Wells Fargo Bank, National Association, as administrative agent. The disclosures set forth under Item 2.03 of this report are incorporated in this Item 1.01 by reference. A copy of the Amended and Restated Credit Agreement is attached to this report as Exhibit 10.2 and is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 23, 2009, the Company completed a refinancing of its existing unsecured credit facility, which decreased its borrowing capacity from $250 million to $150 million. Wells Fargo Bank, National Association, Wachovia Bank, National Association, and JPMorgan Chase Bank, N.A. acted as joint lead arrangers on the new three-year variable rate facility. The facility may be used to refinance existing debt, provide working capital, or other general corporate purposes. The Amended and Restated Credit Agreement is attached to this report as Exhibit 10.1 and is incorporated in this Item 2.03 by reference. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Amended and Restated Credit Agreement dated June 23, 2009, among Herman Miller, Inc., certain of its subsidiaries, various lenders, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 29, 2009	HERMAN MILLER, INC. (Registrant) By: /s/ James E. Christenson —————————————— James E. Christenson Senior Vice President, Legal Services, and Secretary